UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM FX

APPOINTMENT OF AGENT FOR SERVICE OF PROCESS

AND UNDERTAKING

Commission File No:

CADISCOR RESOURCES INC.

("Filer")

1 This is: [-,,/] an original filing for the Filer

2. Name of registrant: CADISCOR RESOURCES INC.

Fonn type: FORM FX

File number None available

Filed by: CADISCOR RESOURCES INC

Date filed: Concurrently with Fonn 1 0-SB

3. The Filer is incorporated or organized under the laws of Quebec, Canada and has its principal place of business at:

1225, Gay-Lussac

Boucherville, Quebec

Canada J4B 7KI

Telephone: (450) 641-0775

4. The Filer designates and appoints:

Eaton Peabody, P.A. ("Agent") P.O. Box 1210 Fleet Center 80 Exchange Street, Bangor Maine 04402-1210 Telephone number: (207) 947-01 Il Attention: David M. Austin, Esq.

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as the agent of the Filer upon whom may be served any process, pleadings, subpoenas, or other papers in:

a. any investigation or administrative proceeding conducted by the Commission; and

b. any civil suit or action brought against the Filer or to which the Filer has been joined as defendant or respondent, in any appropriate court in any place subject of the jurisdiction of any state or of the United States or of any of its territories or possessions or of the district of Columbia, where the investigation, proceeding or cause of action arises out of or relates to or concerns:

i. any offéring made or purported to be made in connection with the securities registered or qualified by the Filer on Form 1 0-SB, on A,~1& as r e, F

2006 or any purchase or sales of any securities in connection therewith;

ii. the securities in relation to which the obligation to file an annual report on Form 40-F arises, or any purchases or sales of such securities;

ii. any tender offer for the securities of a Canadian issuer with respect to which filings are made by the Filer with the Commission on Schedule 13E4F, 14D- IF or 14D-9F; or

iv. the securities in relation to which the Filer acts as trustee pursuant to an exemption under Rule lOa-5 under the Trust Indenture Act of 1939. The Filer stipulates and agrees that any such civil suit or action or administrative proceeding may be commenced by the service of process upon, and that service of an administrative subpoena shall be effected by service upon such agent for service of process, and that service as aforesaid shall be taken and held in all courts and administrative tribunals to be valid and binding as if personal service thereof had been made.

5. Cadiscor Resources Inc. stipulates and agrees to appoint a successor agent for service of process and file an amended Form F-X if the Filer discharges the Agent or the Agent is unwilling or unable to accept service on behalf of the filer at any time until six years have elapsed froin the date the issuer of the securities to which such Forins and Schedules relate has ceased reporting under the Exchange Act;

The Filer further undertakes to advise the Commission promptly of any change to the Agent's naine and address during the applicable period by amendinent of this Form, referencing the file number of the relevant form in conjuriction with which the amendment is being filed.

6. Each person filing this Form, other than a trustee filing in accordance with General

Instruction 1.(e) of this Forrn, undertakes to make available, in person or by telephone,

representatives to respond to inquinies made by the Commission staff, and to fumish promptly, when requested to do so by the Commission staff, information relating to: the

Forms, Schedules and offéring statements described in General Instructions 1.(a), I.(b),

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1.(c), 1.(d), and 1.(f) of this Form, as applicable; the securities to which such Forms, Schedules and offen'ng statements relate; and the transactions in such securities.

7. The Filer certifies that it has duly caused this power of attorney, consent, stipulation and agreement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boucherville Province of Quebec, Country of Canada this _ZJ 4day of/? , 2006 .

This staternent has been signed by the following persons in the capacities and on the dates indicated.

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